Exhibit 99.1

October 2018 GlobalKey Supply Chain Limited GlobalKey Blockchain SharedMall A blockchain technology based shared shopping platform for global consumers and investment

Safe Harbor Statement This presentation may contain “forward - looking statements” within the meaning of the “safe - harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about our beliefs and expectations, are forward - looking statements. Such statements involve known and unknown risks, uncertainties and other factors as well as assumptions that, if they do not fully materialize, or prove incorrect, could cause the actual results of Future FinTech Group Inc. (“Future FinTech” or the “Company”) to differ materially from the results expressed or implied by such statements. Accordingly, although the Company believes that the expectations reflected in such forward - looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward - looking information contained in this presentation.

Content GlobalKey Supply Chain Limited Company Strategies Blockchain SharedMall Related Announcements 1 2 3 4

01 GlobalKey Supply Chain Limited

GlobalKey Supply Chain Ltd

全购通共享商城
GlobalKey SharedMall

1 Company Overview

Founded in 2014, GlobalKey Supply Chain is a subsidiary of Future Fintech Group Inc (NASDAQ: FTFT)

At present, its agency network has a coverage of 20 large and medium cities in China.

2 Future FinTech Group Inc.

A subsidiary of Future FinTech Group Inc (NASDAQ: FTFT).

FTFT is incorporated in Florida and, in addition to its existing juice business, engages in the research and development of digital asset systems based on blockchain technology and also operates an incubator for application projects using blockchain technology.

3 Business



The business ecological system of "shared economy+ blockchain+ AI+ O2O e-commerce" is a new consumer economy mode in the field of consumer investment created by blockchain and AI technologies. When the blockchain technology applies to the e-commerce platform, it could reconstruct the business mode of shopping mall, promote the development of shared economy and consumer investment and improve the user experience through practical applications.

Company Strategies 02

Company Strategies Shopping Mall Investment Listing of its Shares New E - Commerce Supplier Digital Economy The total investment for the phase I is expected to be 100 million RMB( including the RMB 15 million already been invested) for the development of “GlobalKey Blockchain SharedMall system 1.0 Based on blockchain and artificial intelligence technology, using the consumer investment economic theory to promote the development of e - commerce and global operation. Promote the development of digital economy and talent pool. The Company hopes to become a listed company on SHSE, SZSE, NYSE, NASDAQ, or HKEX within 5 years.

03 Blockchain SharedMall

SharedMall - Overview

全购通共享商城
GlobalKey SharedMall

SharedMall is anticipated to transform the relationship between companies and users from trading relationship to a value-sharing relationship. Utilizing the value consensus of blockchain and programmable value transfer, SharedMall will fairly distribute the benefit of the entire mall to users who engaged in the promotion, development, and consumption based on their contributions.

By using blockchain technology, SharedMall will co-construct, co-manage, and share the benefits, values, achievements, and honors of the mall development with all parties of the platform. Realizing the business philosophy of sharing economy and consumer investment.

The perfect combination of blockchain and sharing economy will create a global shared e-commerce with great energy, which would enable mutual benefits among producers, brands and consumers, making the benefit sharing among sellers, buyers and digital asset owners. Sharing benefit is an exploration of the practical application of blockchain technology.

SharedMall - Goals Upstream and Downstream Industry Integration Industry 4.0 Global Resource Convergence Manufacturer financing and financial services

SharedMall - Strategies Innovative application of sharing economy and consumer investment philosophy in e - commerce Becoming a world - leading shopping mall based on blockchain technology “Sharing economy + blockchain + artificial intelligence + O2O”global integration A c ommunity of shared interest, value, achievement, and honor

SharedMall - Features

全购通共享商城
GlobalKey SharedMall

- Production, supply, sales, settlement, consumption, investment, and logistics are all will be transparent, and tamper-resistant on the chain.
- Consumption is investment – consumers will receive the credits from the mall or/and store The credits can be used to purchase in the mall or/and store, or can be used according the instructions of the mall or/and store. The chain records all transaction and allows perfect consumption investment experience.



- Blockchain anti-counterfeit will be applied for products on Shared Mall. (QR)
- Digital currencies must be legally issued by stores of the GlobalKey SharedMall. The SharedMall will issue tokens by using the first real-name blockchain technology developed by NRC. The blockchain will perfectly connect enterprises and users.
- Workload (contribution) certification, evaluation and award for users activities (product sales, purchases, promotion services) on the e-commerce.

SharedMall - Cores • Workload certifications and “distribution according to contribution” are the basis for the reward credits to all the involved parties . • Combine internet with traditional industries, e - commerce with in - store operation, and financial technology and product innovation. • Stimulate consumer purchasing behavior and drive up the volume of e - commerce transactions by taking into account all parties interests on the platform. • Users can enjoy the convenience of e - commerce and digital asset growth. C D B A

SharedMall - Advantages • Inves ted by NASDAQ listed company FTFT • Designed and built by well - known experts and scholars in investment , e - commerce and blockchain technology, financial technology and sharing economy areas. • Based upon the core technologies of blockchain, artificial intelligence, and e - commerce, SharedMall solves problems of the commercial application in the shared economy. • Operation team with strong marketing, business and technology background. • Supervised by GKT Foundation Limited registered in Singapore, and will engage international renowned accounting firm as auditor .

SharedMall – Business Model



Pay Transaction Fee
(by cash)
Point reward
according to consumption
User D (Seller)
Consumption
Platform Business
Growth
SharedMall
Recommend
Recommend
Points reward
according to consumption
Service
Provider A
Service
Provider B
User C
(Consumer)

SharedMall – Business Model

全购通共享商城
GlobalKey SharedMall

O2O:	Offline experience, online purchase	The O2O mode will allow "offline experience, online purchase". This mode will apply to jewelry, cosmetics, alcohol, and other commodities, helping traditional enterprises to achieve "internet +" transformation.
F2C:	Directly from factory to consumers	The F2C model will allow "directly from the factory to consumer", lowering intermediate cost and enabling consumers to enjoy "low price and high quality" goods and services. This mode will apply to clothing, jewelry, and foods.
B2C:	Directly from business to consumers	The most common type of e-commerce. This mode will apply to juice, beverage, healthy products, alcohol, etc.
Offline normal Consumption:	Consumers make in store consumption directly.	When consumers make in-store consumption, they could pay online by scanning the QR code in the store. The transaction amount and the commodity name generate consumption order on consumers' phone and sent to the e-commerce platform. This mode will apply to physical stores.
Offline large Consumption:	For cars, houses and other large amount of consumption	The merchant user will generate transaction order for consumers when consumers purchase a house or car.

SharedMall - User Development Plan 0 20,000 40,000 60,000 80,000 100,000 120,000 Jan 1, 2019 Dec 1, 2019 Dec 1, 2020 Dec 1, 2021 In 2019 ： The users are expected to reach 1 million through offline distribution and online marketing; In 2020 ： The users are expected to increase at 15% per month to 5 million at the end of that year; In 2021 ： The users are expected to increase at 20% - 30% per month to 50 million at the end of that year. Users (in thousand) Plans to launch the 1.0 version of GlobalKey SharedMall in Jan., 2019 Plans to launch the 2.0 version of GlobalKey SharedMall in Jan., 2020 Plans to launch the 3.0 version of GlobalKey SharedMall in Jan., 202 1

SharedMall - Expected Increase in Trading Volume 0 100 200 300 400 500 600 Jan, 2019 Dec, 2019 Dec, 2020 Dec 1, 2021 Trading Volume (RMB in billion ) In 2019 ： The transaction amount expected to reach RMB 5 billion through offline distribution and online marketing; In 2020 ： The transaction amount expected to reach RMB 50 billion at growth rate of 20% - 25% per month by the end of the year; In 2021 ： The transaction amount expected to reach REMB 500 billion at growth rate of 20% - 25% per month by the end of the year. Plans to launch the 1.0 version of GlobalKey SharedMall in Jan., 2019 Plans to launch the 2.0 version of GlobalKey SharedMall in Jan., 2020 Plans to launch the 3.0 version of GlobalKey SharedMall in Jan., 202 1

SharedMall - Expected Increase in the Number of Employee 0 100 200 300 400 500 600 700 800 900 Jan, 2019 Dec, 2019 Dec, 2020 Dec, 2021 Number of Employees 30 300 600 800 Plans to launch the 1.0 version of GlobalKey SharedMall in Jan, 2019 Plans to launch the 2.0 version of GlobalKey SharedMall in Jan., 2020 Plans to launch the 3.0 version of GlobalKey SharedMall in Jan., 2021 2019 : Sharp growth of business, the number of employees expected to increase at a rate of 20% per month; 2020 : the number of employees expected to increase at a rate of 6%~8% per month; 2021 : As employees' proficiency has improved gradually, the increase rate will be controled; Meanwhile, AI technologies are introduced in, manual tasks will be decreased.

Related Announcements 04

Related Announcements Dec 22, 2017 — FTFT Enters into a Contract for the Development of a Customized Blockchain System

Related Announcements March 30, 2018 — The establishment of GlobalKey SharedMall Limited (A company in Cayman Islands ), which will operate and manage the Shared Shopping Mall platform.

Related Announcements

Related Announcements June 1, 2018 — FTFT announces strategic transformation plan, which mentions the estimated source of income, including the revenue from GlobalKey SharedMall.

Thank you The Future is Coming With Blockchain - based GlobalKey SharedMa

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